UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
Date of earliest
event reported):	April 3, 2006

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-18110	39-0300430
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)

(262) 334-9461
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.      Costs Associated with Exit or Disposal Activities.

        On April 3, 2006, Gehl Company (the “Company”) announced plans to discontinue the manufacturing and distribution of its agricultural implement product lines. The Company’s West Bend, WI agricultural implement manufacturing operations will permanently close following the wind down of operations over a 60-day period.

        The product line discontinuation is expected to result in an after-tax charge to the Company’s 2006 earnings of approximately $9.5 million, or $.76 per fully diluted share. The after-tax charge is comprised of an $8.1 million non-cash asset impairment charge, related to field and factory inventory and fixed assets, and a $1.4 million cash charge related to severance and other employee costs.

Item 2.06.      Material Impairments.

        See Item 2.05 above.

Item 7.01.      Regulation FD Disclosure.

        As a result of discontinuing the agricultural implement product lines, the Company updated its revenue and earnings outlook for 2006. The Company now expects 2006 net sales from continuing operations to range from $485 million to $495 million and earnings per fully diluted share from continuing operations of $2.20 to $2.30. Expected earnings per fully diluted share include an estimated $.06 per share of compensation expense related to the Company’s adoption, in the first quarter of 2006, of Statement of Financial Accounting Standards No. 123R, which requires companies to recognize compensation expense for all stock-based awards.

        Beginning in the first quarter of 2006, the results of operations relating to the agricultural implement product lines will be accounted for as discontinued operations. The Company anticipates incurring an approximate $1.0 million after-tax loss, or $.08 per fully diluted share, from results of discontinued operations in 2006. In addition, the discontinued operations will include the after-tax charge of $9.5 million, or $.76 per fully diluted share, related to asset impairment, severance and other employee costs.

Forward Looking Statements

        Certain statements included in this Report are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. When used in this Report, words such as the Company “believes,” “anticipates,” “expects”, “estimates” or “projects” or words of similar meaning are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those anticipated as of the date of this Report. Factors that could cause such a variance include, but are not limited to, those risk factors cited in the Company’s filings with the Securities and Exchange Commission, any adverse change in general economic conditions, unanticipated changes in capital market conditions, unanticipated costs or events related to the Company’s decision to discontinue the manufacture and distribution of agricultural implements, the Company’s ability to implement successfully its strategic initiatives (including cost reduction initiatives), market acceptance of newly introduced products, unexpected issues related to the pricing and availability of raw materials (including steel) and component parts, unanticipated difficulties in securing product from third party manufacturing sources, the ability of the Company to increase its prices to reflect higher prices for raw materials and component parts, the cyclical nature of the Company’s business, the Company’s and its customers’ access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in currency exchange rates or interest rates, the Company’s ability to secure sources of liquidity necessary to fund its operations, changes in environmental laws, the impact of any strategic transactions effected by the Company, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this Report are only made as of the date of this Report, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, the Company’s expectations for 2006, including those listed above, are based in part on certain assumptions made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company’s ability to achieve its expectations.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY
Date: April 4, 2006	By: /s/ Thomas M. Rettler
Thomas M. Rettler
Vice President and Chief Financial Officer

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